UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2010 (June 8, 2010)

Augme Technologies, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

43 West 24th Street, Suite 11B
New York, NY 10010
(Address of Principal Executive Offices)

(800) 825-8135
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Director and Chief Executive Officer

On June 8, 2010, Mark Severini resigned as a director and as the Registrant’s Chief Executive Officer.

(c)           Appointment of Chief Executive Officer

On June 8, 2010, Paul R. Arena was appointed as the Registrant’s Chief Executive Officer and Principal Financial Officer.

Mr. Arena, age 52, has served as a director and Chairman of the Board of Geos Communications, Inc. from August 2009 to March 2010.  From April 2009 to August 2009, Mr. Arena served as its a director, Chairman of the Board, and Chief Financial Officer of Geos Communications, Inc., and, from February 2004 to August 2009, served as its director, Chairman of the Board, Chief Executive Officer, and Principal Financial Officer.  He was also President from November 2005 to August 2008.

(d)           Election of Director

On June 8, 2010, Mr. Arena was elected as a director.

(e)           Compensatory Arrangements

In connection with his appointment as the Registrant’s Chief Executive Officer and Principal Financial Officer, the Registrant entered into an Employment Agreement with Mr. Arena on June 8, 2010 (the “Arena Employment Agreement”).  The term of the Arena Employment Agreement is thirty-six months commencing on June 8, 2010, and the Registrant may renew the Arena Employment Agreement for another twelve-month period thereafter.

For his services as Chief Executive Officer and Principal Financial Officer, Mr. Arena will receive compensation in the form of a base salary of $275,000 during the first twelve months of his employment, $350,000 during the second twelve months of his employment, and $425,000 during the third twelve months of his employment.  If the Arena Employment Agreement is renewed for a fourth twelve months, then Mr. Arena’s base salary for the fourth twelve months of his employment will be increased by a minimum of 10% from the third twelve months’ base salary or by a higher amount as determined by the Board of Directors.  If, however, the Registrant does not reach a positive or breakeven cash flow or does not become profitable through extraordinary gains, then the base salary for the second, third, and fourth, if any, twelve month periods will remain at $275,000 until such time as the Registrant reaches a positive or breakeven cash flow or becomes profitable through extraordinary gains.  Mr. Arena will receive bonus compensation upon meeting performance goals and objectives to be mutually agreed upon by Mr. Arena and the Board of Directors in advance of the relevant performance period.

Mr. Arena will receive 1% of the net consideration received by the Registrant or the Registrant’s shareholders for the following events that occur during Mr. Arena’s employment or service as a member of the Board or during the twelve-month period following his removal from the Board or termination as an employee:

(i)
a change of control of the Registrant or all or substantially all of the Registrant’s business or assets is acquired in a sale or exchange of stock, merger, consolidation or other business combination, sale or exclusive license of assets, or similar transactions; and

(ii)
Mr. Arena’s participation in the realization of the monetization of the Registrant’s intellectual property either through (a) a settlement agreement, (b) a license agreement except for licenses entered into in the ordinary course of business, or (c) an asset sale.  If, however, an event as described in this (ii) occurs during the twelve-month period following termination of employment for cause, Mr. Arena will not be entitled to the 1% net consideration.

Mr. Arena is also entitled to an initial grant of five-year options to purchase 2,000,000 shares of the Registrant’s common stock at an exercise price of $1.00 per share.  Vesting of these options will occur according to the following schedule: 500,000 vested immediately upon grant, 500,000 vested over a one (1) year period starting on June 8, 2010, 500,000 vested over a two-year period starting on June 8, 2010, and 500,000 vested over a three-year period starting on June 8, 2010.  Mr. Arena is entitled to additional options to purchase shares of the Registrant’s common stock as determined by the Board from time to time.  Any stock options held by Mr. Arena will immediately vest in full at the time of a change of control of the Registrant.

The Registrant will also issue an aggregate 225,000 restricted shares of its common stock to Mr. Arena according to the following schedule: 6,250 shares at the end of each thirty-day period during the initial term of the Arena Employment Agreement.  For Mr. Arena’s participation in securing either cumulative revenues in any fiscal year, an intellectual property agreement related settlement agreement, intellectual property related license agreement except for licenses entered into in the ordinary course of business, or an asset sale during his period of employment (each a “Stock Acceleration Event”), the Registrant will, for each $10 million that the Registrant receives as a result of any Stock Acceleration Event, issue 75,000 restricted shares of common stock, which will reduce by the same amount the balance of undelivered shares owed as part of the issuance of an aggregate 225,000 shares.

Mr. Arena may also purchase 25,000 restricted shares of the Registrant’s common stock at $1.00 per share for an aggregate purchase price of $25,000.  This purchase entitles Mr. Arena to 3-year warrants exercisable for an aggregate 12,500 shares of the Registrant’s common stock at $1.25 per share.

The Registrant may terminate Mr. Arena’s employment for any reason without cause by providing Mr. Arena with 30 days’ prior written notice.  In the event of termination by the Registrant without cause, Mr. Arena is entitled to severance in the amount of his then-current base salary, plus accrued but unpaid vacation time, accrued but unpaid benefits, and reimbursement of al unpaid business expenses, for a period of the greater of (i) 6 months and (ii) the remainder of the initial 36-month term or subsequent twelve-month term, whichever the case may be.

The Registrant may terminate Mr. Arena’s employment for any of the following actions of Mr. Arena at any time upon delivery of written notice to Mr. Arena: (a) material fraud, gross malfeasance, gross negligence, or willful misconduct done in bad faith with respect to the Registrant’s business affairs, (b) refusal or repeated failure to follow the Registrant’s established reasonable and lawful policies, (c) material breach of the Arena Employment Agreement, and (d) conviction of a felony or crime involving moral turpitude.  Termination for cause based on (a)-(c) in this paragraph will take effect 30 days after Mr. Arena receives written notice from the Registrant unless Mr. Arena remedies, in the sole discretion of the Registrant, the events or circumstances constituting cause for termination.  In the event of termination for cause as described in (a)-(d) in this paragraph, Mr. Arena is not entitled to a severance payment.

A copy of the Arena Employment Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Arena Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Arena Employment Agreement.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement between Augme Technologies, Inc. and Paul R. Arena, dated June 8, 2010

17.1	Resignation Letter from Mark Severini, dated June 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: June 14, 2010	By:	/s/ Paul R. Arena
Paul R. Arena Chief Executive Officer